Exhibit 99.1

                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


IMMEDIATE RELEASE
June 1, 2004

           UNITED NATURAL FOODS ANNOUNCES 23% INCREASE IN NET REVENUE
            AND $0.22 IN EARNINGS PER SHARE, EXCLUDING SPECIAL ITEMS,
               A 42% INCREASE FOR THE THIRD QUARTER OF FISCAL 2004

    Reports Record Sales of $449 Million in the Third Quarter of Fiscal 2004

Dayville, Connecticut - June 1, 2004 -- United Natural Foods, Inc. (Nasdaq:
UNFI) today reported net income of $9.2 million for the third quarter of fiscal 2004, ended April 30, 2004, or $0.22 per share on a diluted basis, excluding special items. Net income for the third quarter of fiscal 2004, including special items, was $8.6 million, or $0.21 per share on a diluted basis.

Net sales for the third quarter of fiscal 2004 were $448.9 million, an increase of $85.3 million, or 23.5%, from the $363.6 million recorded in the third quarter of fiscal 2003. This increase included growth in the supernatural, conventional mass market and independent channels of 44%, 20% and 9%, respectively.

Net income for the third quarter of fiscal 2004, excluding the effect of special items, increased 48.7% to $9.2 million, or $0.22 per diluted share, compared to $6.2 million, or $0.16 per diluted share, excluding special items, for the quarter ended April 30, 2003. The special items for the third quarter of fiscal 2004 consisted of certain equipment rental and labor costs recorded in the third quarter of fiscal 2004 for start-up and transition costs associated with implementing the Company's primary distribution relationship with Wild Oats Market, Inc. In the third quarter of 2003, a special non cash expense item was recorded related to the change in fair value of certain interest rate swaps and the related option agreements, and certain costs relating to the expansion of the Chesterfield facility. Net income for the third quarter of fiscal 2004, including the effect of special items, increased 49.0% to $8.6 million, or $0.21 per diluted share, compared to $5.8 million, or $0.15 per diluted share, for the quarter ended April 30, 2003.

The following table details the amounts and effects of these special items:

     ---------------------------------------------------------------------------------------
     Quarter Ended April 30, 2004                       Pretax                   Per diluted
     (in thousands, except per share data)              Income     Net of Tax       share
                                                        ------     ----------       -----

     Income, excluding special items:                  $15,115       $9,220          $0.22

     Special items - Income/(Expense)
     Related to the transition to the primary
     distributorship for Wild Oats Market, Inc.
     (included in operating expenses)                   (1,010)        (616)         (0.01)

     ---------------------------------------------------------------------------------------
     Income, including special items:                  $14,105       $8,604          $0.21
     =======================================================================================

     ----------------------------------------------------------------------------------------------
     Quarter Ended April 30, 2003                              Pretax                   Per diluted
     (in thousands, except per share data)                     Income     Net of Tax       share
                                                               ------     ----------       -----

     Income, excluding special items:                          $10,162      $6,199          $0.16

     Special items - Income/(Expense)
     Interest rate swap and related agreements (included
     in change in fair value of financial instruments)            (360)       (220)         (0.01)
     Costs related to the Chesterfield expansion
     (included in operating expenses)                             (336)       (205)         (0.01)

     ----------------------------------------------------------------------------------------------
     Income, including special items:                           $9,466      $5,774          $0.15*
     ==============================================================================================

* Total reflects rounding

The non-cash item from the change in fair value on interest rate swap agreements was caused by unfavorable changes in interest rate yield curves during the quarter ended April 30, 2003. The costs related to the expansion of the Chesterfield facility were primarily labor related.

On March 17, 2004, the Company's Board of Directors approved a two-for-one split of the Company's common stock that was payable in the form of a stock dividend. Stockholders received one additional share of the Company's common stock for each share of common stock held on the record date of March 29, 2004. The split became effective on April 20, 2004. The applicable share and per-share data for all periods included herein have been restated to give effect to this stock split.

As previously reported, the Company entered into an amended and restated four-year $250 million revolving credit facility with a bank group that was led by Bank of America Business Capital (formerly Fleet Capital Corporation) as the administrative agent, effective April 30, 2004. The amended and restated credit facility provides for improved terms and conditions that provide the Company with more financial flexibility and reduced costs, as well as increased liquidity. The new credit facility replaces an existing $150 million revolving credit facility. The Company's outstanding commitments under the amended and restated credit facility as of April 30, 2004 were approximately $123 million.

Comments from Management

Commenting on the third quarter results, Steven Townsend, Chief Executive Officer, said, "We achieved another strong quarter of financial results reflecting the efforts of a well-focused team and the successful execution of our sales strategies designed to meet the growing demand for natural and organic products. Our results are highlighted by solid gains in net sales, net income and earnings per share, all indicators that our sales, marketing and operational plans are on target. We remain focused on serving a broad customer base and are pleased to realize sales growth of 23.5% and comparable sales growth of 15.1%, excluding sales to Wild Oats Markets. We remain committed to meeting the needs of all of our customers while consistently providing superior service levels across our entire distribution network."

Mr. Townsend added, "We are also very pleased with our continued progress to improve our operating margins. Excluding special items, our fiscal 2004 third quarter operating margin was 3.7%, up 40 basis points from the same period last year."

Raises Fiscal 2004 Guidance

The Company is raising its guidance for revenue for fiscal year ended July 31, 2004 to $1.62 to $1.64 billion from $1.60 to $1.62 billion, and raising the guidance on earnings per share, excluding special items, to $0.74 to $0.77 from $0.73 to $0.76 per diluted share.

Conference Call

Management will conduct a conference call and audio webcast at 11:00 a.m. ET on June 1, 2004 to review the Company's quarterly results, market trends and future outlook. The conference call dial-in number is 303-262-2211 or 800-218-0204. The audio webcast will be available, on a listen only basis, via the Internet at www.fulldisclosure.com or at the Investor Relations section of the Company's website, www.unfi.com. Please allow extra time to the webcast to visit the site and download any software required to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods

United Natural Foods, Inc. carries and distributes over 35,000 products to more than 18,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

                             Financial Tables Follow

For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

AT THE COMPANY:                             FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Rick Puckett                                Joseph Calabrese
Chief Financial Officer                     General Information
(860) 779-2800                              (212) 445-8434

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on March 16, 2004, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Non-GAAP Results: To supplement its financial statements presented on a GAAP basis, the Company uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude special charges. The Company believes that the use of these additional measures is appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future as these special charges are not expected to be part of the Company's ongoing business. The adjustments to the Company's GAAP results are made with the intent of providing both management and investors with a more complete understanding of the underlying operational results and trends and its marketplace performance. For example, these adjusted non-GAAP results are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States of America. A comparison and reconciliation from non-GAAP to GAAP results is included in the tables within this release.

                   UNITED NATURAL FOODS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                         QUARTERS ENDED            NINE MONTHS ENDED
                                                            APRIL 30,                  APRIL 30,
                                                            ---------                  ---------
(In thousands, except per share data)                  2004         2003          2004           2003
                                                       ----         ----          ----           ----

Net sales                                            $448,900     $363,611     $1,223,530     $1,013,050

Cost of sales                                         361,323      290,056        980,995        812,574
                                                     --------     --------     ----------     ----------
           Gross profit                                87,577       73,555        242,535        200,476
                                                     --------     --------     ----------     ----------

Operating expenses                                     71,388       61,930        199,706        167,949

Amortization of intangibles                               676          130          1,142            234
                                                     --------     --------     ----------     ----------
           Total operating expenses                    72,064       62,060        200,848        168,183
                                                     --------     --------     ----------     ----------

           Operating income                            15,513       11,495         41,687         32,293
                                                     --------     --------     ----------     ----------

Other expense (income):
     Interest expense                                   1,536        1,811          5,990          5,729
     Change in fair value of financial instruments         --          360           (704)         1,839
     Other, net                                          (128)        (142)          (358)          (562)
                                                     --------     --------     ----------     ----------
           Total other expense                          1,408        2,029          4,928          7,006
                                                     --------     --------     ----------     ----------

           Income before income taxes                  14,105        9,466         36,759         25,287

Income taxes                                            5,501        3,692         14,336         10,020
                                                     --------     --------     ----------     ----------
           Net income                                $  8,604     $  5,774     $   22,423     $   15,267
                                                     ========     ========     ==========     ==========

Per share data (basic):

           Net income                                $   0.22     $   0.15     $     0.57     $     0.40
                                                     ========     ========     ==========     ==========

Weighted average basic shares of common stock          39,648       38,483         39,296         38,310
                                                     ========     ========     ==========     ==========

Per share data (diluted):

           Net income                                $   0.21     $   0.15     $     0.55     $     0.39
                                                     ========     ========     ==========     ==========

Weighted average diluted shares of common stock        41,344       39,500         40,813         39,271
                                                     ========     ========     ==========     ==========

                   UNITED NATURAL FOODS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                   APRIL 30,       JULY 31,
                                                                     2004            2003
(In thousands)                                                    (UNAUDITED)    (UNAUDITED)
                                                                  -----------    -----------

ASSETS
Current assets:
    Cash                                                           $   8,802      $   3,645
    Accounts receivable, net                                         110,094         90,111
    Notes receivable, trade, net                                         690            585
    Inventories                                                      203,715        158,263
    Prepaid expenses                                                   5,672          5,706
    Deferred income taxes                                              6,004          6,455
    Refundable income taxes                                               --            704
                                                                   ---------      ---------
       Total current assets                                          334,977        265,469

Property & equipment, net                                            112,125        101,238

Other assets:
    Goodwill                                                          57,242         57,400
    Notes receivable, trade, net                                       2,264          1,261
    Intangible assets, net                                               168          1,014
    Other, net                                                         3,532          3,717
                                                                   ---------      ---------
       Total assets                                                $ 510,308      $ 430,099
                                                                   =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Notes payable - line of credit                                 $ 114,514      $  96,170
    Accounts payable                                                  96,531         67,187
    Accrued expenses and other current liabilities                    24,877         26,347
    Current portion of long-term debt                                  4,597          4,459
    Current portion of obligations under capital leases                  512            903
    Financial instruments                                                 --          6,104
    Income taxes payable                                                  61             --
                                                                   ---------      ---------
       Total current liabilities                                     241,092        201,170

  Long-term debt, excluding current portion                           45,367         38,507
  Deferred income taxes                                                2,247          2,247
  Obligations under capital leases, excluding current
    portion                                                              244            612
                                                                   ---------      ---------
       Total liabilities                                             288,950        242,536
                                                                   ---------      ---------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, $0.01 par value, authorized 5,000
      shares at April 30, 2004 and July 31, 2003, respectively;
      none issued and outstanding
    Common stock, $0.01 par value, authorized 50,000 shares;
      issued and outstanding 39,877 and 19,510 at April 30, 2004
      and July 31, 2003, respectively                                    399          195
    Additional paid-in capital                                        97,211       86,068
    Unallocated shares of ESOP                                        (1,809)      (1,931)
    Accumulated other comprehensive income                               335          432
    Retained earnings                                                125,222      102,799
                                                                   ---------    ---------
       Total stockholders' equity                                    221,358      187,563
                                                                   ---------    ---------

Total liabilities and stockholders' equity                         $ 510,308    $ 430,099
                                                                   =========    =========

                   UNITED NATURAL FOODS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                           NINE MONTHS ENDED
                                                                               APRIL 30,
(In thousands)                                                             2004         2003
                                                                           ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                               $ 22,423    $ 15,267
  Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
    Depreciation and amortization                                           8,807       7,663
    Change in fair value of financial instruments                            (704)      1,839
    Gains on disposals of property & equipment                                (61)        (18)
    Provision for doubtful accounts                                         2,521       1,952
    Changes in assets and liabilities, net of acquired companies:
    Accounts receivable                                                   (22,504)     (2,279)
    Inventory                                                             (45,345)     (6,575)
    Prepaid expenses and other assets                                       1,050      (2,155)
    Notes receivable, trade                                                (1,108)         31
    Accounts payable                                                       29,344       9,606
    Accrued expenses                                                         (968)        806
    Income taxes payable                                                       61       2,651
    Financial instruments                                                  (5,400)         --
    Tax effect of stock options                                             3,870         846
                                                                         --------------------
      Net cash (used in) provided by operating activities                  (8,014)     29,635
                                                                         --------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of acquired businesses, net of cash acquired                     (6)    (43,964)
    Proceeds from disposals of property and equipment                         202          60
    Capital expenditures                                                  (18,989)    (14,975)
                                                                         --------------------
      Net cash used in investing activities                               (18,793)    (58,879)
                                                                         --------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net borrowings (repayments) under note payable                         18,344      (9,267)
    Proceeds from issuance of long-term debt                               10,204      30,954
    Repayments on long-term debt                                           (3,302)     (1,282)
    Principal payments of capital lease obligations                          (759)     (1,002)
    Proceeds from exercise of stock options                                 7,477       3,613
                                                                         --------------------
      Net cash provided by financing activities                            31,964      23,016
                                                                         --------------------

NET INCREASE (DECREASE) IN CASH                                             5,157      (6,228)
Cash at beginning of period                                                 3,645      11,184
                                                                         --------------------
Cash at end of period                                                    $  8,802    $  4,956
                                                                         ====================

Supplemental disclosures of cash flow information:
  Cash paid during the period for:
        Interest                                                         $  5,788    $  5,591
                                                                         ====================
        Income taxes, net of refunds                                     $  9,686    $  4,598
                                                                         ====================